UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2007

Roanoke Technology Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-26715	22-3558993
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

360 Main Street, P.O. Box 393
Washington, VA 22747
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

540-675-3149
(ISSUER TELEPHONE NUMBER)

2720 N. Wesleyan Blvd.,
Rocky Mount, North Carolina 27804
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 17, 2008 Roanoke Technology Corporation, a Florida corporation (Roanoke), and Regency Technology Corporation, a North Carolina corporation (Regency) announced that Cathryn Walker resigned as Chief Financial Officer. In addition, Cathryn Walker voluntarily removed herself as registered agent for the company as permitted under F.S. 607.0502. Joseph Meuse will continue as sole Director and Officer of the Company.

The stated reason for the resignation was the non-fulfillment of an employment agreement and issues related to the requisite compliance and communication pursuant to F.S. 607.0831.

Mr. Joseph Meuse, Officer and Director of Roanoke Technology Corporation

Joseph Meuse, age 37, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring and reverse mergers since 1995.  He has been a Managing Partner at Belmont Partners, LLC as well as Castle Capital Partners since 1995. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Comprehensive Healthcare Solutions, Pivotal Technologies, Inc., Adrenaline Nation Media Networks, Inc. Niagara Systems, Inc., Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, Global Filings, and 3-D Shopping, Inc. Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Roanoke Technology Corp.

Date: January 22, 2008	By:	/s/ Joseph Meuse
Joseph Meuse Officer and Director